Exhibit 99.1

      First Oak Brook Bancshares, Inc. to Participate in Keefe,
 Bruyette & Woods, Inc. Sixth Annual Community Bank Investor Conference

    OAK BROOK, Ill.--(BUSINESS WIRE)--July 21, 2005--First Oak Brook Bancshares, Inc. (NASDAQ:FOBB) today announced that it will be participating in the Sixth Annual Community Bank Investor Conference hosted by Keefe, Bruyette & Woods, Inc. to be held in New York, New York on July 26 & 27. Richard M. Rieser, Jr., President and CEO of First Oak Brook Bancshares, Inc. is scheduled to present at the Conference on Wednesday, July 27 at 8:30 a.m. (Central Daylight Savings Time).
    Interested individuals may view a live webcast of the presentation by accessing http://www.kbw.com. You will then be directed to our presentation. To listen to the webcast, please go to the Web site at least 15 minutes early to download and install any necessary software.
    For those unable to attend the live broadcast, a replay will be available on www.kbw.com Web site for up to 60 days following the event. A copy of our presentation can be accessed on our Web site at www.firstoakbrook.com following the presentation.

    First Oak Brook Bancshares, Inc., is a $2.150 billion bank holding company which owns Oak Brook Bank. First Oak Brook Bancshares, Inc., established in 1983 and public since 1985, is the 11th largest independent, publicly-held bank holding company headquartered in Illinois; Oak Brook Bank is the 18th largest bank or thrift in the Chicago banking market and serves Chicagoland from 18 offices, 16 of which are located in the western suburbs of Chicago.
    The Company's common stock trades on the NASDAQ Stock Market(R) under the ticker symbol FOBB. FOBB remains on the Russell 2000(R) Index.
    Additional information can be found in the Investor Relations section of First Oak Brook Bancshares, Inc.'s Web site at www.firstoakbrook.com.

    CONTACT: First Oak Brook Bancshares, Inc.
             Rosemarie Bouman, 630-571-1050 ext. 258
             rbouman@obb.com